UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2008

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)
4551 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code
(804) 217-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On August 15, 2008, the Chairman of the Board of Directors and Chief Executive Officer of Dynex Capital, Inc. (the “Registrant”) received a letter from Jay Buck resigning from the Board of Directors of the Registrant, effective as of August 15, 2008.  Mr. Buck’s resignation was not the result of a disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

A copy of Mr. Buck’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Following his resignation from the Board of Directors, Mr. Buck will resume his former role as a strategic advisor to the Registrant.

Appointment of New Director

At a meeting of the Registrant’s Board of Directors held on August 15, 2008, the Board appointed James C. Wheat, III to fill the vacancy created by Mr. Buck’s resignation.  Mr. Wheat is the co-founder and managing director of Colonnade Capital Corporation, a private equity firm, founded in 1992, based in Richmond, Virginia. He was the managing director and a member of the board of directors of Wheat First Butcher Singer (formerly Wheat, First Securities) from 1984 to 1993. Mr. Wheat earned a B.A. from Hampden-Sydney College in 1975 and an M.B.A. from the University of Virginia in 1978.

Mr. Wheat will serve on the Nominating & Corporate Governance Committee of the Registrant’s Board of Directors.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Letter of Resignation from Jay Buck, dated August 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	August 21, 2008	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number         Exhibit

99.1                 Letter of Resignation from Jay Buck, dated August 15, 2008.